Exhibit 99.1

AUXILIUM PHARMACEUTICALS PRESENTS INTERIM DATA ON XIAFLEX® FOR
THE RETREATMENT OF RECURRING DUPUYTREN’S CONTRACTURE AT THE
AMERICAN ASSOCIATION FOR HAND SURGERY 2014 ANNUAL MEETING

Data Show Recurrent Hand Contractures Treated Successfully in Nearly 90 Percent of Patients;
Retreatment Shown to be Well-Tolerated

CHESTERBROOK, Pa., January 8, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced that interim data from its Phase 4 retreatment study (AUX-CC-862) evaluating XIAFLEX® (collagenase clostridium histolyticum or CCH) in adult patients with Dupuytren’s contracture (DC) and a recurrent contracture with a palpable cord will be presented for the first time at the American Association for Hand Surgery (AASH) 2014 Annual Meeting being held January 8-11, 2014 in Kauai, Hawaii. XIAFLEX is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord and, in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX has been granted Orphan Drug Designation in the U.S. by the FDA for DC and PD.

This open-label Phase 4 study is evaluating 51 patients who had recurrence of a contracture (an increase of >20 degrees as well as a palpable cord) in a joint that had been previously effectively treated with XIAFLEX (resulting in contracture of <5 degrees). Patients were treated with up to three injections of XIAFLEX (28 days apart) to the recurrent cord and were then evaluated for clinical outcome, changes in contracture and range of motion, physician assessment of improvement, patient satisfaction and safety. This interim analysis was conducted after all patients had completed their 30-day follow up assessments.

Key Data Highlights:

•                  87 percent of recurrent contractures of metacarpophalangeal or “MP” joints (large joints in the hand at the base of each finger) were successfully retreated:

•                  65 percent of patients were treated with up to three injections to clinical success — defined as contracture reduced to <5 degrees

•                  3 percent of patients had no palpable cord remaining to treat after one or two injections and thus were considered successfully treated

•                  19 percent of patients electively declined further injections as they were treated successfully with < three injections and were satisfied with treatment prior to a second or third injection

•                  Patients showed an average 83 percent improvement in fixed flexion

•                  85 percent of recurrent contractures of proximal interphalangeal or “PIP” joints (middle joint in the finger) were successfully retreated:

•                  45 percent of patients were treated with up to three injections to clinical success — contracture reduced to <5 degrees

•                  30 percent of patients had no palpable cord remaining to treat after one or two injections and thus were considered successfully treated

•                  10 percent of patients electively declined further injections as they were treated successfully with < three injections and were satisfied with treatment prior to a second or third injection

•                  Retreatment with CCH was well tolerated:

•                  Adverse events were consistent with previous clinical studies of XIAFLEX and included swelling, bruising and pain  — all were mild or moderate

•                  There was one report of partial ligament injury which resolved in six months without intervention

“This study is important as it is helping us to understand more about XIAFLEX, specifically how it could be used following a recurrence that was initially treated with this modality,” stated James P. Tursi, M.D. Chief Medical Officer of Auxilium. “Dupuytren’s contracture is a chronically progressive disorder in which as many as one half of patients previously treated eventually suffer recurrence of disease. This study provides preliminary information regarding the use of XIAFLEX in these patients.”

About Dupuytren’s Contracture (DC)

DC is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with DC there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” (i),(ii)

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord and, in the U.S. for the treatment of adult men with (PD) with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. On December 20, 2013, Auxilium announced the submission of a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) requesting approval of XIAFLEX for the treatment of multiple Dupuytren’s cords concurrently. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD. Additionally, CCH is currently being studied in clinical trials in the following collagen-related conditions: Frozen Shoulder syndrome (Phase 2), cellulite (Phase 2), and lipoma (Phase 2).

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. In the U.S., Auxilium markets Edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: the design, efficacy, safety and timing of the Phase 4 retreatment study for XIAFLEX; the Company’s plans to present interim data from such study at the AASH 2014 Annual Meeting in January 2014; the use of XIAFLEX to treat recurrences of DC in patients previously treated with XIAFLEX; Auxilium’s other product candidates; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012 and in other public filings with the SEC, including, without limitation, as such Form 10-K was updated in Item 8.01 of the Current Report on Form 8-K filed on April 29, 2013 and Auxilium’s Quarterly Reports for 2013. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(i) Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

(ii) Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.